AGREEMENT AND PLAN OF REORGANIZATION

                                      among

                            ICG COMMUNICATIONS, INC.,

                         ICG CANADIAN ACQUISITION, INC.,

                          ICG HOLDINGS (CANADA), INC.,

                                       and

                            ICG HOLDINGS (CANADA) CO.






                          Dated as of November 4, 1998

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                                TABLE OF CONTENTS

                                                                          Page

ARTICLE I
          DEFINITIONS AND CONSTRUCTION......................................1
    1.1   Certain Definitions...............................................1
    1.2   Terms Generally...................................................4

ARTICLE II
          THE REORGANIZATION AND RELATED MATTERS............................4
    2.1   The Reorganization................................................4
          (a)      Exchange of Class A Shares...............................4
          (b)      Acquisition of Company Common Shares Owned by ICG........5
          (c)      Treatment of Warrants....................................5
          (d)      Continuation of the Company..............................5
    2.2   Closing...........................................................6
    2.3   Exchange of Shares................................................6
          (a)      Appointment of Exchange Agent............................6
          (b)      Letter of Transmittal....................................6
          (c)      Exchange Procedure.......................................6
          (d)      Unregistered Transfers of Company Common Shares..........6
          (e)      Lost, Stolen or Destroyed Certificates...................7
          (f)      No Dividends Before Surrender of Certificates............7
          (g)      No Further Ownership Rights in Company Common Shares.....7
          (h)      Abandoned Property Laws..................................7

ARTICLE III
          CERTAIN ACTIONS...................................................8
    3.1   Shareholder Meeting...............................................8
    3.2   Reasonable Efforts................................................8

ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................9
    4.1   Organization and Qualification....................................9
    4.2   Authorization and Validity of Agreement...........................9

ARTICLE V
          REPRESENTATIONS AND WARRANTIES OF ICG, ACQUISITION AND NOVA
          SCOTIA............................................................9
    5.1   Organization......................................................9
    5.2   Authorization and Validity of Agreement..........................10

ARTICLE VI
          TRANSACTIONS PRIOR TO CLOSING....................................10
    6.1   Access to Information............................................10
    6.2   Expenses.........................................................10
    6.3   Notification of Certain Matters..................................10
    6.4   Actions by ICG and Acquisition...................................11

ARTICLE VII
          CONDITIONS PRECEDENT.............................................11
    7.1   Conditions Precedent to the Obligations of ICG, Acquisition,
          Nova Scotia and the Company......................................11
          (a)      Shareholder Approval....................................11
          (b)      Absence of Injunctions..................................11
    7.2   Conditions Precedent to the Obligations of ICG, Acquisition and
          Nova Scotia......................................................11
          (a)      Accuracy of Representations and Warranties..............12
          (b)      Performance of Agreements...............................12
          (c)      Officers' Certificates..................................12
          (d)      No Adverse Enactments...................................12
          (e)      Receipt of Licenses, Permits and Consents...............12
    7.3   Conditions Precedent to the Obligations of the Company...........12
          (a)      Accuracy of Representations and Warranties..............13
          (b)      Performance of Agreements...............................13
          (c)      Officers' Certificates..................................13
          (d)      No Adverse Enactments...................................13
          (e)      Receipt of Licenses, Permits and Consents...............13

ARTICLE VIII
          TERMINATION......................................................13
    8.1   Termination and Abandonment......................................13
    8.2   Effect of Termination............................................14

ARTICLE IX
          MISCELLANEOUS....................................................14
    9.1   Effectiveness of Representations, Warranties and Agreements......14
    9.2   Notices..........................................................14
    9.3   Entire Agreement.................................................15
    9.4   Assignment; Binding Effect; Benefit..............................15
    9.5   Amendment........................................................15
    9.6   Extension; Waiver................................................15
    9.7   Headings.........................................................16
    9.8   Counterparts.....................................................16
    9.9   Applicable Law...................................................16
    9.10  Limited Liability................................................16
    9.11  Severability.....................................................16



Exhibit A         Articles of Amendment
Exhibit B         Sole Shareholder's Resolution

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                    AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of the fourth day of November, 1998, by and among ICG Communications, Inc., a Delaware corporation ("ICG"), ICG Canadian Acquisition, Inc., a Delaware corporation ("Acquisition"), ICG Holdings (Canada), Inc., a corporation organized under the Canadian Business Corporations Act (the "Company"), and ICG Holdings (Canada) Co. ("Nova Scotia"), a newly organized unlimited liability company organized under the laws of the Province of Nova Scotia.

     WHEREAS,   ICG  is  the  parent  of  the  Company  and  beneficially   owns
approximately 99.93% of the outstanding common shares of the Company;

     WHEREAS, ICG desires to cause Acquisition to acquire ownership of all of the common shares of the Company not owned by it;

     WHEREAS, the Boards of Directors of ICG, Acquisition and the Company each have determined that it is advisable and in the best interests of their respective stockholders for ICG to so acquire such shares and, to that end, for Acquisition to acquire all of the outstanding shares of the Company upon the terms and subject to the conditions of this Agreement, and thereafter for the Company to be continued as an unlimited liability company under the laws of Nova Scotia; and

     WHEREAS, for United States federal income tax purposes, it is intended that the Reorganization (as defined below) qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

     I.1 Certain Definitions. As used in this Agreement, the following terms will have the following meanings unless the context otherwise requires:

          "Acquisition" has the meaning specified in the preamble.

          "Affiliate" means, with respect to any Person, any Person controlling, controlled by or under common control with such Person.

          "Agreement" means this Agreement and Plan of Reorganization, including the attached Exhibits.

          "Articles of Amendment" has the meaning set forth in Section 2.1(a).

          "Certificates" means certificates evidencing shares of Company Common Shares held by Persons other than ICG or Acquisition.

          "Closing" means the consummation of the transactions contemplated by this Agreement.

          "Closing Date" means the date on which the Closing occurs  pursuant to
     Section 2.2.

          "Code" has the meaning specified in the preamble.

          "Company" has the meaning specified in the preamble.

          "Company Board" means the Board of Directors of the Company.

          "Company Charter" means the Articles of Arrangement of the Company, as amended to the date of this Agreement and as they may be further amended prior to the Closing.

          "Company Common Shares" means shares of the Company's Class A Shares.

          "Control" means, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Exchange Agent" has the meaning specified in Section 2.3(a).

          "Exchange  Agent  Agreement"  has the  meaning  specified  in  Section
     2.3(a).

          "Governmental Entity" means any court,  arbitrator,  administrative or
     other   governmental   department,   agency,   commission,   authority   or
     instrumentality, domestic or foreign.

          "ICG" has the meaning specified in the preamble.

          "ICG Common Stock" means shares of common stock of ICG, par value $.01 per share.

          "Injunction" has the meaning specified in Section 3.2.

          "License" means any license, franchise, ordinance, authorization, permit, certificate, variance, exemption, concession, lease, right of way, easement, instrument, order and approval, domestic or foreign.

          "Material Adverse Effect" means (A) with respect to ICG, a material adverse effect on the business, properties, operations or financial condition of ICG and its subsidiaries (including the Company and its subsidiaries) taken as a whole, other than any such effect arising out of or resulting from general business or economic conditions in the United States, and (B) with respect to the Company, a material adverse effect on the business, properties, operations or financial condition of the Company and its subsidiaries taken as a whole, other than any such effect arising out of or resulting from general business or economic conditions in areas where the Company does business.

          "Nova Scotia" has the meaning set forth in the preamble.

          "Person" means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, association, unlimited liability company, or joint venture or a government, agency, political subdivision, or instrumentality thereof.

          "Reorganization" has the meaning specified in Section 2.1.

          "Special Meeting" has the meaning specified in Section 3.1.

          "Subsidiary" when used with respect to any Person, means any other Person, of which (x) in the case of a corporation, at least (A) a majority of the equity and (B) a majority of the voting interests are owned or controlled, directly or indirectly, by such first Person, by any one or more of its subsidiaries, or by such first Person and one or more of its subsidiaries or (y) in the case of any Person other than a corporation, such first Person, one or more of its subsidiaries, or such first Person and one or more of its subsidiaries (A) owns a majority of the equity interests thereof and (B) has the power to elect or direct the election of a majority of the members of the governing body thereof or otherwise has control over such organization or entity; provided that, for purposes of the agreements set forth in Article 3 and Article 6, references to subsidiaries will not include any Person as to which such first Person's voting interests are subject to a voting agreement, proxy, management contract or other arrangement as a result of which such first Person does not control such other Person. For purposes of this Agreement, unless otherwise specified, neither the Company nor any of its subsidiaries will be deemed to be subsidiaries of ICG or any of ICG's subsidiaries, whether or not they otherwise would be subsidiaries of ICG or any of ICG's subsidiaries under the foregoing definition.

          "Warrant Agreement" means the Warrant Agreement between Intelcom Group Inc. and Norwest Bank Colorado National Association, dated August 8, 1995.

          "Warrants" means each of the rights to subscribe for shares of Company Common Shares issued and outstanding under the Warrant Agreement.

          "Wholly-Owned Subsidiary" will mean, as to any Person, a Subsidiary of such Person 100% of the equity and voting interest in which is owned, directly or indirectly, by such Person.

          I.2 Terms Generally. The definitions in Section 1.1 will apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" will be deemed to be followed by the phrase "without limitation." The words "herein," "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits) in its entirety and not to any part hereof unless the context will otherwise require. All references herein to Articles, Sections, and Exhibits will be deemed references to Articles and Sections of, and Exhibits to, this Agreement unless the context otherwise requires. Unless the context otherwise requires, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "business") will be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice will be deferred until, or may be taken or given on, the next business day. As used herein, the phrase "made available" means that the information referred to has been made available if requested by the party to whom such information is to be made available.


                                   ARTICLE II

                     THE REORGANIZATION AND RELATED MATTERS

          2.1 The Reorganization.

               The "Reorganization" will consist of the following transactions, all of which will be considered part of one integrated and mutually interdependent plan undertaken by the parties:

          (a) Exchange of Class A Shares. The following actions will be undertaken to facilitate the acquisition of Class A Shares held by Persons other than ICG or Acquisition:

               (i) The Company will prepare and file with the Director appointed under the Canada Business Corporations Act, Articles of Amendment to the provisions of the Company Charter attaching to the Company Shares, in the form attached as Exhibit A (the "Articles of Amendment").

               (ii) The Company  will declare an  Automatic  Redemption  Date on
                    December 1, 1998 or as soon as possible thereafter.

               (iii)ICG will assign the Redemption  Call Right  contained in the
                    Company Charter to Acquisition and Acquisition will exercise the Redemption Call Right in respect of the Automatic Redemption Date declared pursuant to the foregoing clause
                    (ii).

               (iv) The effect of the foregoing clauses (i), (ii) and (iii) will be to provide for the automatic exchange on the Closing Date of each Company Common Share outstanding and held by Persons other than ICG or Acquisition for an equal number of shares of ICG Common Stock. As a result, on the Closing Date, Acquisition will acquire all of the Company Common Shares held by Persons other than ICG or Acquisition in exchange for an equal number of shares of ICG Common Stock.

          (b) Acquisition of Company Common Shares Owned by ICG. On or prior to the Closing Date, in addition to the Company Common Shares held by Persons other than ICG or Acquisition acquired by Acquisition pursuant to Section 2.1(a), Acquisition will acquire from ICG, in exchange for 100 newly issued shares of Acquisition common stock (representing all of Acquisition's issued capital stock), all of the Company Common Shares owned by ICG and 22,370 shares of ICG Common Stock. Notwithstanding the prior sentence, the consideration for the Company Common Shares acquired by Acquisition from ICG shall be deemed to be an equal number of shares of ICG Common Stock deemed to have been contributed to the capital of Acquisition by ICG. Thus, to avoid the inconvenience of authorizing, issuing, contributing and returning actual shares of ICG Common Stock, ICG and Acquisition will dispense with this formality, resulting in a constructive contribution of ICG Common Stock by ICG to Acquisition and a constructive issuance of ICG Common Stock by Acquisition to ICG in exchange for the Company Common Shares owned by ICG.

          (c) Treatment of Warrants. On and after January 1, 1999, as a result of and pursuant to the Reorganization, (i) each of the Warrants will no longer be exercisable for Company Common Shares; (ii) each of the Warrants will become exercisable for ICG Common Stock issuable by ICG (and not issuable by the Company); and (iii) the holders of the Warrants will be entitled to purchase ICG Common Stock solely from ICG (and not from the Company) on the same terms and conditions as are set forth in the Warrant Agreement with respect to the purchase of Company Common Shares. In accordance with this Section 2.1(c), on and after the Closing Date the Warrant Agreement will provide solely for the issuance of ICG Common Stock by ICG upon the exercise of Warrants rather than Company Common Shares. All other terms and conditions of the Warrant Agreement will remain in full force and effect.

          (d)  Continuation  of the  Company.  On or prior to the Closing  Date,
     Acquisition  will  organize  Nova  Scotia.   Promptly  after  the  Closing,

     Acquisition will adopt a sole shareholder's resolution (the form of which is attached as Exhibit B) approving the continuation of the Company under the laws of the Province of Nova Scotia. As soon as practicable following such continuance, the Company will be amalgamated with and into Nova Scotia, with Nova Scotia as the survivor, and the Company will continue as an unlimited liability company organized under the laws of the Province of Nova Scotia.

          2.2 Closing. Unless this Agreement shall have been terminated pursuant to Section 8.1 and subject to the satisfaction or, when permissible, waiver of the conditions set forth in Article 7, the Closing will take place (a) at 10:00 a.m. (Denver time) at the executive offices of ICG in Denver, Colorado, on the later of (i) December 1, 1998 or (ii) the date on which the last of the conditions set forth in Article 7 (other than any such conditions which by their terms are not capable of being satisfied until the Closing Date or thereafter) is satisfied or, when permissible, waived, or (b) on such other date and/or at such other time and/or place as the parties may mutually agree.

          2.3 Exchange of Shares.

          (a) Appointment of Exchange Agent. On or before the Closing Date, ICG and the Company will enter into an agreement (the "Exchange Agent Agreement") with an exchange agent selected by ICG and reasonably acceptable to the Company (the "Exchange Agent"), authorizing such Exchange Agent to act as Exchange Agent hereunder.

          (b) Letter of Transmittal. Prior to the Closing, ICG will instruct the Exchange Agent to mail to each holder of record (other than ICG or Acquisition) of a Certificate or Certificates which immediately prior to such mailing evidenced issued and outstanding Company Common Shares: (i) a Management Proxy Circular describing the Articles of Amendment and (ii) a letter of transmittal (which will state that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Exchange Agent) with instructions for use in effecting the surrender and exchange of the Certificates. Such notice, letter of transmittal and instructions will contain such provisions and be in such form as ICG and the Company may jointly specify.

          (c) Exchange Procedure. Promptly following the surrender, in accordance with such instructions, of a Certificate to the Exchange Agent (or such other agent or agents as may be appointed by the Exchange Agent or ICG pursuant to the Exchange Agent Agreement), together with such letter of transmittal (duly executed) and any other documents required by such instructions or letter of transmittal, ICG will, subject to Section 2.3(d), cause to be distributed to the Person in whose name such Certificate shall have been issued a certificate registered in the name of such Person representing the number of shares of ICG Common Stock into which the shares previously represented by the surrendered Certificate will have been exchanged at the Closing pursuant to this Article 2. Each Certificate so surrendered will be canceled.

          (d) Unregistered Transfers of Company Common Shares. In the event of a transfer of ownership of Company Common Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of ICG Common Stock may be issued to the transferee of such shares if the Certificate evidencing such shares of Company Common Shares surrendered to the Exchange Agent in accordance with Section 2.3(c) is properly endorsed for transfer or is accompanied by appropriate and properly endorsed stock powers and is otherwise in proper form to effect such transfer, if the Person requesting such transfer pays to the Exchange Agent any transfer or other taxes payable by reason of such transfer or establishes to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid and if such Person establishes to the satisfaction of ICG that such transfer would not violate applicable federal or state securities laws.

          (e) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed satisfactory to ICG and complying with any other reasonable requirements imposed by ICG, ICG will cause to be delivered to such Person in respect of such lost, stolen or destroyed Certificate the shares of ICG Common Stock or other property deliverable in respect thereof as determined in accordance with this Article 2. ICG may, in its discretion, require the owner of such lost, stolen or destroyed Certificate to give ICG a bond in such sum as it may direct as indemnity against any claim that may be made against ICG or the Company with respect to the Certificate alleged to have been lost, stolen or destroyed.

          (f) No Dividends Before Surrender of Certificates. No dividends or other distributions declared or made after the Closing with respect to ICG Common Stock with a record date after the Closing Date will be paid to the holder of any unsurrendered Certificate with respect to the shares of ICG Common Stock represented thereby, until the holder of record of such Certificate surrenders such Certificate as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there will be paid to the record holder of the certificates representing whole shares of ICG Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date after the Closing theretofore paid by ICG with respect to such whole shares of ICG Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date after the Closing but prior to surrender and with a payment date subsequent to surrender payable with respect to such whole shares of ICG Common Stock.

          (g) No Further Ownership Rights in Company Common Shares. All shares of ICG Common Stock issued to holders of Certificates upon the surrender for exchange of Company Common Shares in accordance with the terms of this
     Article 2 will be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Shares, and there will be no further registration of transfers on the stock transfer books of the Company of the Company Common Shares which were outstanding immediately prior to the Closing (other than shares owned by ICG or Acquisition prior to the Closing). Subject to Section 2.3(i), if, after the Closing, Certificates are presented to the Company for any reason, they will be exchanged as provided in this Article 2.

          (h) Abandoned Property Laws. Payment or delivery of the shares of ICG Common Stock and any dividends or distributions with respect thereto in accordance with the terms hereof will be subject to applicable abandoned property, escheat and similar laws and none of ICG, Acquisition or the Company will be liable to any holder of Company Common Shares or ICG Common Stock for any such shares, for any dividends or distributions with respect thereto or for any cash in lieu of fractional shares which may be delivered to any public official pursuant to any abandoned property, escheat or similar law.


                                   ARTICLE III

                                 CERTAIN ACTIONS

     3.1 Shareholder Meeting. The Company, acting through the Company Board, will, in accordance with applicable law, the Company Charter and the Company's By-laws, duly call, give notice of, convene and hold, as soon as reasonably practicable after the date of this Agreement, a meeting of the Company's shareholders (the "Special Meeting") for the purpose of considering and voting upon the Articles of Amendment, and the Company will, through the Company Board, recommend to its shareholders the adoption of the Articles of Amendment.

     3.2 Reasonable Efforts. Subject to the terms and conditions of this Agreement and applicable law, each of the parties hereto will use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations or otherwise to consummate and make effective the Reorganization and the other transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate such transactions specified in Article 7 to be fully satisfied. Without limiting the generality of the foregoing, the parties will (and will cause their respective directors, officers and subsidiaries, and use their reasonable best efforts to cause their respective affiliates, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide reasonable assistance to each other in (i) obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Entity or other Person; (ii) lifting any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or Governmental Entity of competent jurisdiction (an "Injunction") of any type referred to in Section 7.1(b); and
(iii) in general, consummating and making effective the transactions contemplated hereby; provided, however, that in order to obtain any consent, approval, waiver, license, permit, authorization, registration, qualification, or other permission or action or the lifting of any Injunction referred to in clause (i) or (ii) of this sentence, no party will be required to pay any consideration, to divest itself of any of, or otherwise rearrange the composition of, its assets or to agree to any conditions or requirements which, individually or in the aggregate, would have a Material Adverse Effect on the

Company or ICG. Prior to making any application to or filing with any Governmental Entity or other Person in connection with this Agreement, each party will provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to ICG and Acquisition as follows:

     4.1 Organization and Qualification. The Company (i) is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has heretofore furnished or made available to ICG a true and complete copy of the Company Charter and the Company's By-laws, each as amended through and in effect on the date hereof.

     4.2 Authorization and Validity of Agreement. The Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company Board and by all other necessary corporate action on the part of the Company, subject, in the case of the consummation by it of the automatic exchange described in Section 2.1(a), to the approval of the Company's shareholders. This Agreement has been duly executed and delivered by the Company and (assuming the due execution and delivery of this Agreement by the other parties hereto) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                       OF
                        ICG, ACQUISITION AND NOVA SCOTIA

     ICG, Acquisition and Nova Scotia each hereby represents and warrants, as to itself, to the Company as follows:

     5.1 Organization. It (i) is a corporation or unlimited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ICG, Acquisition or Nova Scotia, as the case may be.

     5.2 Authorization and Validity of Agreement. It has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been approved by its respective Board of Directors and, in the case of Acquisition, by ICG as the sole stockholder of Acquisition, and have been duly authorized by all other necessary corporate action on its part. This Agreement has been duly executed and delivered by it and (assuming the due execution and delivery of this Agreement by the other parties to this Agreement) constitutes a valid and binding agreement of it, enforceable against it in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).


                                   ARTICLE VI

                          TRANSACTIONS PRIOR TO CLOSING

     6.1 Access to Information. From the date hereof to the Closing, upon reasonable notice, each of ICG and the Company will (and will cause each of its subsidiaries, and use its reasonable best efforts to cause its other Affiliates,
to) afford to the officers, employees, counsel, accountants and other authorized representatives of the other reasonable access during normal business hours to all its properties, personnel, books and records and furnish promptly to such Persons such information concerning its business, properties, personnel and affairs as such Persons will from time to time reasonably request.

     6.2 Expenses. Except as otherwise provided in this Section 6.2, whether or not the Reorganization is consummated, all costs and expenses incurred or to be incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such cost or expense.

     6.3 Notification of Certain Matters. Between the date hereof and the Closing, each party will give prompt notice in writing to the other party of (i) any information that indicates that any of its representations or warranties contained herein was not true and correct as of the date hereof or will not be true and correct at and as of the Closing with the same force and effect as if made at and as of the Closing (except for changes permitted or contemplated by this Agreement), (ii) the occurrence or non-occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure of any condition, covenant or agreement contained in this Agreement to be complied with or satisfied, (iii) any failure of the Company or ICG (or Acquisition or Nova Scotia), as the case may be, to comply with or satisfy any condition, covenant or agreement to be complied with or satisfied by it hereunder and (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or that such transactions otherwise may violate the rights of or confer remedies upon such third party.

     6VI.4 Actions by ICG and Acquisition. In its capacity as a beneficial owner of Company Common Shares, ICG hereby consents to the adoption of this Agreement and agrees to cause the Company Common Shares beneficially owned by ICG to be voted in favor of the adoption of Articles of Amendment at the Special Meeting. In its capacity as the sole stockholder of Acquisition, ICG will cause Acquisition to take all corporate action necessary on its part to consummate the Reorganization and the transactions contemplated hereby.


                                   ARTICLE VII

                              CONDITIONS PRECEDENT

     7VII.1 Conditions  Precedent to the Obligations of ICG,  Acquisition,  Nova
Scotia and the Company. The respective obligations of ICG, Acquisition, Nova Scotia and the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, any or all of which, to the extent permitted by applicable law, may be waived by ICG, for itself, Acquisition and Nova Scotia (but not for the Company), or by the Company for itself (but not for ICG, Acquisition or Nova Scotia):

          (a) Shareholder Approval. The Articles of Amendment shall have been duly adopted by the requisite vote of the shareholders of the Company at the Special Meeting, in accordance with the Canadian Business Corporations Act, the Company Charter and the Company's By-laws.

          (b) Absence of Injunctions. No permanent or preliminary Injunction or restraining order or other order by any court or other Governmental Entity of competent jurisdiction, or other legal restraint or prohibition, preventing consummation of the transactions contemplated by this Agreement shall be in effect, or permitting such consummation only subject to any condition or restriction that has or would have a Material Adverse Effect on ICG or the Company.

     7.2 Conditions Precedent to the Obligations of ICG, Acquisition and Nova Scotia. The obligations of ICG, Acquisition and Nova Scotia to consummate the transactions contemplated by this Agreement are also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by ICG:


          (a) Accuracy of Representations and Warranties. All representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

          (b) Performance of Agreements. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c) Officers' Certificates. ICG, Acquisition and Nova Scotia shall have received such certificates of the Company, dated the Closing Date, in each case signed by an executive officer of the Company (but without personal liability thereto), to evidence satisfaction of the conditions set forth in Sections 7.1(a), 7.2(a) and 7.2(b) (insofar as each relates to the Company), as may be reasonably requested by ICG.

          (d) No Adverse Enactments. There shall not have been any action taken, or any statute, rule, regulation, order, judgment or decree proposed, enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity, and there shall be no action, suit or proceeding pending or, to the knowledge of the parties, threatened, which (i) makes or may make this Agreement, the Reorganization, or any of the other transactions contemplated by this Agreement illegal or imposes or may impose material damages or penalties in connection therewith; or (ii) otherwise prohibits, restricts, or unreasonably delays consummation of the Reorganization or any of the other transactions contemplated by this Agreement or increases or may increase in any material respect the liabilities or obligations of ICG arising out of this Agreement, the Reorganization, or any of the other transactions contemplated by this Agreement.

          (e) Receipt of Licenses, Permits and Consents. All consents as are required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect, and all governmental filings as are required in connection with the consummation of such transactions shall have been made, other than those which, if not obtained, in force or effect, or made (as the case may be) would not, either individually or in the aggregate, (i) have a material adverse effect on the transactions contemplated hereby or
     (ii) assuming consummation of the Reorganization, have a Material Adverse Effect, as of or after the Closing, on the Company or ICG.

     7VII.3 Conditions Precedent to the Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by the Company:

          (a) Accuracy of Representations and Warranties. All representations and warranties of ICG, Acquisition and Nova Scotia contained in this Agreement shall be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak of a specified earlier date) on and as of the Closing Date as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

          (b) Performance of Agreements. Each of ICG, Acquisition and Nova Scotia shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by each of them prior to or on the Closing Date.

          (c) Officers' Certificates. The Company shall have received such certificates of ICG, dated the Closing Date, in each case signed by an executive officer of ICG (but without personal liability thereto) to evidence satisfaction of the conditions set forth in Sections 7.1(b), 7.3(a) and 7.3(b) (insofar as each relates to ICG, Acquisition or Nova Scotia), as may be reasonably requested by the Company.

          (d) No Adverse Enactments. There shall not have been any action taken, or any statute, rule, regulation, order, judgment or decree proposed, enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity, and there shall be no action, suit or proceeding pending or, to the knowledge of the parties, threatened, which makes or may make this Agreement, the Reorganization, or any of the other transactions contemplated by this Agreement illegal or imposes or may impose material damages or penalties in connection therewith.

          (e) Receipt of Licenses, Permits and Consents. All consents as are required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect, and all governmental filings as are required in connection with the consummation of such transactions shall have been made, other than those which, if not obtained, in force or effect, or made (as the case may be), would not, either individually or in the aggregate, assuming consummation of the Reorganization, have a Material Adverse Effect, as of or after the Closing, on ICG or the Company.

                                  ARTICLE VIII

                                   TERMINATION

     8.1 Termination and Abandonment. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing, whether before or after adoption of the Articles of Amendment by the stockholders of the Company:

          (a) by mutual consent of ICG and the Company; or

          (b) by either the Company, on the one hand, or ICG, Acquisition and Nova Scotia, on the other hand: (i) if the Reorganization shall not have been consummated before January 1, 1999, provided that the right to terminate this Agreement pursuant to this clause (b)(i) will not be available to any party whose failure to perform any of its obligations under this Agreement required to be performed by it at or prior to the Closing has been the cause of or resulted in the failure of the Reorganization to be consummated before such date, (ii) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party contained in this Agreement and such breach is incapable of being cured, (iii) if any court of competent jurisdiction or other competent governmental authority will have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action will have become final and nonappealable, or (iv) if the required adoption of the Articles of Amendment by the stockholders of the Company shall not have been duly obtained.

     8.2 Effect of Termination. In the event of any termination of this Agreement by the Company or ICG pursuant to Section 8.1, this Agreement forthwith will become void and there will be no liability or obligation on the part of ICG, Acquisition, Nova Scotia, the Company or their respective Affiliates, stockholders, directors, officers, agents or representatives except to the extent such termination results from the willful breach by ICG, Acquisition, Nova Scotia or the Company of any of its representations, warranties, covenants or agreements contained in this Agreement.


                                   ARTICLE IX

                                  MISCELLANEOUS

     IX.1 Effectiveness of Representations, Warranties and Agreements. Except as set forth in the next sentence, the respective representations, warranties and agreements of the parties contained in this Agreement or in any certificate or other instrument delivered pursuant hereto prior to or at the Closing will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the other parties hereto, whether prior to or after the execution of this Agreement. The representations, warranties, covenants or agreements contained in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement will terminate at the Closing, except for the agreements contained in Article 2, Section 6.3 and in this Article 9.

     9.2 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given if delivered to a party personally or mailed, certified or registered mail with postage prepaid, or sent by telegram or confirmed telex or telecopier, addressed as follows:


                 c/o ICG Communications, Inc.
                     161 Inverness Drive West
                     Englewood, Colorado 80112
                     Attention:  H. Don Teague
                     Executive Vice President,
                     General Counsel and Secretary
                     Facsimile:  (303) 414-8839

or to such other Person or address as any party will specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications will be deemed to have been received on the date of delivery or on the third business day after the mailing thereof, except that any notice of a change of address will be effective only upon actual receipt thereof.

     9.3 Entire Agreement. This Agreement (including the Exhibits) constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.

     9.4 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of each other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on, or to make enforceable by, any Person other than the parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.5 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time prior to the Closing. This Agreement may not be amended except by an instrument in writing signed by the parties.

     9.6 Extension; Waiver. At any time prior to the Closing, any of the parties, by action taken or authorized by such party's Board of Directors, may, to the extent legally allowed, (i) extend the time specified herein for the performance of any of the obligations of any other party, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance by any other party with any of the agreements or covenants of such other party contained herein or (iv) waive any condition to such waiving party's obligation to consummate the transactions contemplated hereby or to any of such waiving party's other obligations hereunder. Any such extension or waiver will be valid only if set forth in a written instrument signed by the party or parties to be bound thereby. Any such extension or waiver by any party will be binding on such party but not on the other party entitled to the benefits of the provision of this Agreement affected unless such other party also has agreed to such extension or waiver. No such waiver will constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement. The failure of any party to exercise any of its rights, powers or remedies hereunder or with respect hereto or to insist on strict compliance with this Agreement will not constitute a waiver by such party of its right to exercise any such or other rights, powers or remedies or to demand such compliance. Whenever this Agreement requires or permits consent or approval by any party, such consent or approval will be effective if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.6.

     9.7 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     9.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will be deemed to be one and the same instrument.

     9.9 Applicable Law. This Agreement and the legal relations between the parties will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

     9.10 Limited Liability. Notwithstanding any other provision of this Agreement, no stockholder, director, officer, Affiliate, agent or representative of any party (other than ICG as the sole stockholder of Acquisition or Acquisition as the sole shareholder of Nova Scotia) will have any liability in respect of or relating to the covenants, obligations, representations or warranties of such party hereunder or in respect of any certificate delivered with respect thereto and, to the fullest extent legally permissible, each party, for itself and its stockholders, directors, officers and Affiliates, waives and agrees not to seek to assert or enforce any such liability which any such Person otherwise might have pursuant to applicable law.

     9.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any Section or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Reorganization as of the date first above written.

                              ICG COMMUNICATIONS, INC.


                              By:  /s/ H. Don Teague
                                   --------------------------------------------
                                   H. Don Teague
                                   Executive Vice President, General Counsel and Secretary


                              ICG CANADIAN ACQUISITION, INC.


                              By:  /s/ H. Don Teague
                                   --------------------------------------------
                                   H. Don Teague
                                   Executive Vice President, General Counsel and Secretary


                             ICG HOLDINGS (CANADA), INC.


                              By:  /s/ H. Don Teague
                                   --------------------------------------------
                                   H. Don Teague
                                   Executive Vice President, General Counsel and Secretary


                             ICG HOLDINGS (CANADA) CO.


                               By:  /s/ H. Don Teague
                                   --------------------------------------------
                                   H. Don Teague
                                   Executive Vice President, General Counsel and Secretary

                                    EXHIBIT A

                              Articles of Amendment

                                    EXHIBIT B

                          Sole Shareholder's Resolution